Shire Pharmaceuticals Group plc Hampshire International Business Park, Chineham, Basingstoke RG24 8EP UK Tel +44 1256 894000 Fax +44 1256 894708 http://www.shire.com

ADDERALL XR® - Additional Paragraph IV notice received from IMPAX Laboratories, Inc., for lower strengths

Basingstoke, UK and Philadelphia, US – 7 December 2004 – Shire Pharmaceuticals Group plc (LSE: SHP, NASDAQ: SHPGY, TSX: SHQ) previously announced the receipt of a Paragraph IV Notice letter from IMPAX Laboratories Inc. for a 30 mg generic version of ADDERALL XR®. Shire has now received an additional Paragraph IV Notice letter from IMPAX advising of the filing of an Abbreviated New Drug Application (ANDA) for a generic version of the 5 mg, 10 mg, 15 mg, 20 mg and 25 mg strengths of Shire’s mixed amphetamine product ADDERALL XR®.

Shire is currently reviewing the detail of the latest Paragraph IV Notice letter from IMPAX Laboratories, Inc.

As previously announced, Shire has received a Paragraph IV Notice letter advising of the filing of an ANDA for a generic version of all strengths of ADDERALL XR from Barr Laboratories Inc. and from Colony Pharmaceuticals Inc. Shire has filed lawsuits against Barr and is reviewing the detail of the Paragraph IV Notice letter from Colony.

ADDERALL XR is the lead product in Shire’s portfolio of treatments for Attention Deficit and Hyperactivity Disorder (ADHD) and is protected by two patents which expire in 2018: Shire Laboratories’ U.S. patent No. 6,322,819 (“819” Patent) and U.S. patent No. 6,605,300 (“300” Patent).

IMPAX may not launch a generic version of the above strengths of ADDERALL XR before it receives final approval of its ANDA from the US Food and Drug Administration (FDA). If Shire decides to file a complaint on this Paragraph IV Notice letter, the lawsuit triggers a stay of FDA approval of up to 30 months from the Company’s receipt of IMPAX’s notice to allow the court to resolve the suit. Even if IMPAX receives a tentative approval from the FDA, it cannot lawfully launch its generic version before the earlier of the expiration of the relevant stay or a district court decision in its favor. In the event that the Company does not prevail, then IMPAX could be in a position to market its extended release mixed amphetamine salt product upon FDA final approval of its ANDA following the expiry of the existing Hatch-Waxman exclusivity in April 2005 and upon expiry of Barr Laboratories Inc’s 180 days exclusivity to market.

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For further information please contact:

Investor Relations
Cléa Rosenfeld (UK and Europe)	+44 1256 894 160
Brian Piper (US and Canada)	+1 484 595 8252

Media
Jessica Mann (UK and Europe)	+44 1256 894 280
Matthew Cabrey (US)	+1 484 595 8248

Shire Pharmaceuticals Group plc

Shire Pharmaceuticals Group plc (Shire) is a global specialty pharmaceutical company with a strategic focus on meeting the needs of the specialist physician and currently focuses on developing projects and marketing products in the areas of central nervous system (CNS), gastrointestinal (GI), and renal diseases. Shire has operations in the world’s key pharmaceutical markets (US, Canada, UK, France, Italy, Spain and Germany) as well as a specialist drug delivery unit in the US.

For further information on Shire, please visit the Company’s website: www.shire.com

THE “SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Statements included herein that are not historical facts are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Shire’s results could be materially affected. The risks and uncertainties include, but are not limited to, risks associated with the inherent uncertainty of pharmaceutical research, product development, manufacturing and commercialization, the impact of competitive products, including, but not limited to, the impact on Shire’s Attention Deficit & Hyperactivity Disorder (ADHD) franchise, patents, including but not limited to, legal challenges relating to Shire’s ADHD franchise, government regulation and approval, including but not limited to the expected product approval dates of METHYPATCH® (methylphenidate) and BIPOTROL® (carbamazepine), the implementation of Shire’s planned reorganization and other risks and uncertainties detailed from time to time in Shire’s filings with the Securities and Exchange Commission, including Shire’s most recent annual report on Form 10-K.